FOR IMMEDIATE RELEASE	NEWS
November 2, 2016	NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER NET INCOME OF $1.6 MILLION, OR $0.03 PER SHARE; MAINTAINS 2016 PRODUCTION OUTLOOK

COLORADO SPRINGS – November 2, 2016 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company”) reported production results for the third quarter ended September 30, 2016 of 6,066 ounces of gold and 431,335 ounces of silver, which along with base metal revenue generated $21.4 million in net revenue and $1.6 million in net income for the quarter. Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA. The Company has returned $108 million to shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

2016 Q3 HIGHLIGHTS

•	6,066 gold ounces produced
•	431,335 silver ounces produced
•	$21.4 million net sales
•	$1.6 million net income
•	$623 total cash cost per gold equivalent ounce (after by-product credits)
•	$8.7 million adjusted cash flow from mine site operations
•	$8.7 million by-product credits, or $664 per ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	$17.1 million cash and cash equivalents
•	Purchased 100% interest in the Isabela Pearl development project in Nevada, USA
•	Purchased 100% interest in the Mina Gold exploration property in Nevada, USA

Overview of Q3 2016 Results

Gold Resource Corporation’s Aguila Project sold 13,054 gold equivalent ounces at a total cash cost of $623 per ounce (after by-product credits). Realized average metal price sales during the quarter were $1,339 per ounce gold and $20.79 per ounce silver. The Company recorded net income of $1.6 million, or $0.03 per share. Adjusted cash flow from mine site operations totaled $8.7 million. The Company paid $0.3 million to shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $17.1 million. Realized gold and silver prices increased 20% and 43%, respectively, compared to the third quarter of 2015.

Production for the first three quarters of 2016 included 22,540 ounces of gold and 1,437,975 ounces of silver. The Company maintains its 2016 Annual Outlook, targeting a plus or minus 5 percent production, of 26,000 gold ounces, 1,900,000 silver ounces, 1,100 tonnes of copper, 3,200 tonnes of lead and 12,900 tonnes of zinc.

As previously announced, during the third quarter, the Company purchased a 100% interest in the Isabella Pearl high-grade gold potential open pit heap leach project located in Nevada, U.S.A. An earlier study completed by a third-party reported that the project contains Proven and Probable Reserves of 191,400 gold ounces at an average grade of 2.18 grams per tonne (g/t) and it is in advanced stages of engineering and mine permitting. The Company also acquired the Mina Gold property located in Mineral County, Nevada. The Mina Gold property contains an historic third-party estimate of mineralized material totaling 1,606,000 tonnes grading 1.88 gram per tonne (g/t) gold.

The following Production and Sales Statistics table summarizes certain information about our mining operations for the three and nine months ended September 30, 2016 and 2015:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Milled
Tonnes Milled (1)	113,945	105,309	331,423	300,190
Tonnes Milled per Day (2)	1,278	1,143	1,269	1,104
Grade
Average Gold Grade (g/t)	1.86	2.25	2.36	2.52
Average Silver Grade (g/t)	128	180	146	216
Average Copper Grade (%)	0.24	0.41	0.31	0.39
Average Lead Grade (%)	1.18	1.41	1.18	1.37
Average Zinc Grade (%)	3.45	4.02	3.71	3.78
Recoveries
Average Gold Recovery (%)	89	90	90	90
Average Silver Recovery (%)	92	92	92	93
Average Copper Recovery (%)	78	80	77	79
Average Lead Recovery (%)	74	75	72	75
Average Zinc Recovery (%)	82	83	84	82
Mill production (before payable metal deductions) (3)
Gold (ozs.)	6,066	6,825	22,540	21,960
Silver (ozs.)	431,335	561,985	1,437,975	1,932,611
Copper (tonnes)	213	343	777	929
Lead (tonnes)	1,000	1,114	2,847	3,071
Zinc (tonnes)	3,232	3,499	10,306	9,299
Payable metal sold
Gold (ozs.)	6,683	6,220	21,096	21,994
Silver (ozs.)	410,337	503,929	1,337,668	1,770,093
Copper (tonnes)	200	332	739	877
Lead (tonnes)	893	1,049	2,629	2,875
Zinc (tonnes)	2,480	2,905	8,503	7,668
Average metal prices realized (4)
Gold ($ per oz.)	1,339	1,115	1,271	1,177
Silver ($ per oz.)	20.79	14.50	17.45	16.09
Copper ($ per tonne)	4,791	4,883	4,577	5,436
Lead ($ per tonne)	1,908	1,619	1,808	1,746
Zinc ($ per tonne)	2,421	1,701	2,012	1,981
Precious metal gold equivalent ounces produced (mill production) (3)
Gold Ounces	6,066	6,825	22,540	21,960
Gold Equivalent Ounces from Silver	6,697	7,308	19,741	26,410
Total Precious Metal Gold Equivalent Ounces	12,763	14,133	42,281	48,370
Precious metal gold equivalent ounces sold
Gold Ounces	6,683	6,220	21,096	21,994
Gold Equivalent Ounces from Silver	6,371	6,553	18,364	24,189
Total Precious Metal Gold Equivalent Ounces	13,054	12,773	39,460	46,183
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (5)	$1,287	$1,250	$1,152	$1,046
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (5)	$623	$603	$511	$505
Total all-in sustaining cost per precious metal gold equivalent ounce sold (5)	$907	$1,516	$910	$1,027
Total all-in cost per precious metal gold equivalent ounce sold (5)	$1,021	$1,736	$1,027	$1,287

(1)	For the third quarter and first nine months of 2016, this includes 11,459 and 38,764 tonnes, respectively of low-grade stockpile open pit ore.
(2)	Based on actual days the mill operated during the period.
(3)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates produced at our mill which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. The Company monitors these differences to ensure that precious metal mill production quantities are materially correct.

(4)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(5)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-Q.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties at its producing Oaxaca, Mexico Mining Unit and exploration properties at its Nevada, USA Mining Unit. The Company has 56,566,874 shares outstanding, no warrants, no long term debt and has returned $108 million back to shareholders since commercial production commenced July 1, 2010. Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and nine months ended September  30, 2016 and 2015, its financial condition at September  30, 2016 and December 31, 2015 and its cash flows for the nine months ended September  30, 2016 and 2015.  The summary data for the three and nine months ended September  30, 2016 is unaudited; the summary data as of December 31, 2015 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2015, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce, total all-in sustaining cost per precious metal gold equivalent per ounce and total all-in cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures.  Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,065	$12,822
Gold and silver rounds/bullion	3,876	2,988
Accounts receivable	2,414	321
Inventories	9,409	8,753
Income tax receivable	937	3,794
Prepaid expenses and other current assets	1,693	3,940
Total current assets	35,394	32,618
Property, plant and mine development, net	70,959	51,637
Deferred tax assets	15,055	21,064
Other non-current assets	1,547	1,216
Total assets	$122,955	$106,535
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,433	$11,600
Mining royalty taxes payable	1,079	230
Accrued expenses and other current liabilities	2,596	3,072
Total current liabilities	9,108	14,902
Reclamation and remediation liabilities	2,554	2,815
Total liabilities	11,662	17,717
Shareholders' equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized:
56,903,272 and 56,566,874 shares issued and outstanding, respectively, at September 30, 2016 and 54,603,104 and 54,266,706 shares issued and outstanding, respectively, at December 31, 2015	57	55
Additional paid-in capital	111,790	96,766
Accumulated retained earnings (deficit)	6,501	(948)
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	111,293	88,818
Total liabilities and shareholders' equity	$122,955	$106,535

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Sales, net	$21,367	$19,437	$64,968	$71,082
Mine cost of sales:
Production costs	12,767	13,411	34,570	40,462
Depreciation and amortization	3,189	1,579	9,049	5,195
Reclamation and remediation	48	6	139	36
Total mine cost of sales	16,004	14,996	43,758	45,693
Mine gross profit	5,363	4,441	21,210	25,389
Costs and expenses:
General and administrative expenses	2,027	2,913	5,875	8,032
Exploration expenses	881	1,810	2,027	6,416
Total costs and expenses	2,908	4,723	7,902	14,448
Operating income (loss)	2,455	(282)	13,308	10,941
Other (expense) income, net	(74)	(1,033)	1,170	(2,080)
Income (loss) before income taxes	2,381	(1,315)	14,478	8,861
Provision for income taxes	787	(846)	6,479	3,465
Net income (loss)	$1,594	$(469)	$7,999	$5,396
Net income (loss) per common share:
Basic	$0.03	$(0.01)	$0.15	$0.10
Diluted	$0.03	$(0.01)	$0.14	$0.10
Weighted average shares outstanding:
Basic	55,781,382	54,179,369	54,994,430	54,179,369
Diluted	57,597,392	54,179,369	55,589,307	54,201,274

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2016	2015

Cash flows from operating activities:
Net income	$7,999	$5,396
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	250	(1,522)
Depreciation, depletion and amortization	9,343	6,331
Stock-based compensation	997	3,293
Other operating adjustments	(531)	2,472
Changes in operating assets and liabilities:
Accounts receivable	(2,092)	(435)
Inventories	(657)	(1,149)
Prepaid expenses and other current assets	1,203	(897)
Accounts payable and other accrued liabilities	(2,774)	5,069
Mining royalty and income taxes payable/receivable	3,690	(4,528)
Other noncurrent assets	64	466
Net cash provided by operating activities	17,492	14,496
Cash flows from investing activities:
Capital expenditures	(12,637)	(21,837)
Proceeds from the sale of equity investments	749	-
Other investing activities	(315)	40
Net cash used in investing activities	(12,203)	(21,797)
Cash flows from financing activities:
Proceeds from the exercise of stock options	391	-
Dividends paid	(818)	(4,876)
Repayment of capital leases	(606)	(1,123)
Net cash used in financing activities	(1,033)	(5,999)
Effect of exchange rate changes on cash and cash equivalents	(13)	(136)
Net increase (decrease) in cash and cash equivalents	4,243	(13,436)
Cash and cash equivalents at beginning of period	12,822	27,541
Cash and cash equivalents at end of period	$17,065	$14,105
Supplemental Cash Flow Information
Interest expense paid	$13	$65
Income and mining taxes paid	$256	$8,464
Non-cash investing activities:
Common stock issued for the acquisition of Walker Lane Minerals Corp	$13,060	$-
Common stock issued for the acquisition of the Mina Gold property	$850	$-